Exhibit 10.47

June 30, 2017

STRICTLY CONFIDENTIAL

PhaseRx, Inc.

410 W. Harrison Street, Suite 300
Seattle, Washington 98119

Attn: Robert W. Overell, Ph.D., Chief Executive Officer

Dear Dr. Overell:

Reference is made to the engagement agreement (the “Engagement Agreement”), dated June 14, 2017, by and between PhaseRx, Inc. (the “Company”) and H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which Wainwright shall serve as the exclusive agent, advisor or underwriter of the Company in connection with an Offering (as defined in the Engagement Agreement).

The Company and Wainwright hereby agree to amend Section A.1.

As such, Section A.1 is hereby amended and restated in its entirety to read as follows:

Cash Fee. The Company shall pay to Wainwright a cash fee, or as to an underwritten Offering an underwriter discount, equal to 7.5% of the aggregate gross proceeds raised in each Offering.

Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. Defined terms used herein but not defined herein shall have the meanings given to such terms in the Engagement Agreement.

This agreement may be executed in two or more counterparts and by facsimile or “.pdf” signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, this agreement is executed as of the date first set forth above.

Very truly yours,

H.C. WAINWRIGHT & CO., LLC

By	/s/ Edward D. Silvera
Name: Edward D. Silvera
Title: COO

Accepted and Agreed:

PhaseRx, Inc.

By	/s/ Robert Overell
Name: Robert Overell
Title: President & CEO